                OFFER FOR ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON SHARE PURCHASE RIGHTS)
                                       OF
                         UNIVERSAL INTERNATIONAL, INC.
                                ON THE BASIS OF
                ONE SHARE OF COMMON STOCK OF 99CENTS ONLY STORES
      FOR EACH 16 SHARES OF COMMON STOCK OF UNIVERSAL INTERNATIONAL, INC.
                                       BY
                              99CENTS ONLY STORES

 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
 YORK CITY TIME, ON SEPTEMBER 16, 1998, UNLESS THE EXCHANGE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Proxy Statement/Prospectus dated August 6, 1998 and the related Letter of Transmittal (which together constitute the "Exchange Offer") and other materials in connection with the offer by 99CENTS Only Stores, a California corporation ("99CENTS Only Stores"), to exchange one share of common stock, no par value per share ("99CENTS Only Stores Common Stock"), of 99CENTS Only Stores for each sixteen (16) shares of common stock, $.05 par value per share ("Universal Shares"), of Universal International, Inc., a Minnesota corporation ("Universal"), upon the terms and subject to the conditions of the Exchange Offer. All references to Universal Shares shall include the associated common share purchase rights issued pursuant to the Rights Agreement, dated as of April 19, 1996, as amended, between Universal and Norwest Bank Minnesota, National Association, as Rights Agent.

    WE ARE THE HOLDER OF RECORD OF UNIVERSAL SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH UNIVERSAL SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER UNIVERSAL SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish us to tender any or all of the Universal Shares held by us for your account, upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus and the Letter of Transmittal.

    Your attention is directed to the following:

    1. The exchange consideration is one share of 99CENTS Only Stores Common Stock for each sixteen Universal Shares.

    2. The Exchange Offer and withdrawal rights expire at 5:00 P.M., New York City time, on September 16, 1998, unless the Exchange Offer is extended.

    3. The Exchange Offer is being made for all outstanding Universal Shares (on a fully diluted basis) not owned by 99CENTS Only Stores.

    4. The Exchange Offer is subject to certain conditions set forth in the Proxy Statement/Prospectus, including the conditions that on or prior to the date on which the Exchange Offer expires (i) not less than 37% of the outstanding Universal Shares (on a fully diluted basis) (other than shares owned by 99CENTS Only Stores) are validly tendered and not withdrawn in the Exchange Offer and (ii) Universal shareholders have approved an amendment to the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act will not apply to Universal or its shareholders.

    5. Any stock transfer taxes applicable to the exchange of Universal Shares pursuant to the Exchange Offer will be paid by or on behalf of 99CENTS Only Stores, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any or all of your Universal Shares, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Universal Shares, all such Universal Shares will be tendered unless otherwise specified on the instruction form set forth below. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Exchange Offer.

    The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Universal Shares in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of 99CENTS Only Stores by Piper Jaffray Inc., the Dealer Manager for the Exchange Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
           EXCHANGE OFFER FOR ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON SHARE PURCHASE RIGHTS)
                                       OF
                         UNIVERSAL INTERNATIONAL, INC.
                                       BY
                              99CENTS ONLY STORES

    The undersigned acknowledge(s) receipt of your letter and the enclosed Proxy Statement/Prospectus dated August 6, 1998, and the related Letter of Transmittal, in connection with the Exchange Offer made by 99CENTS Only Stores with respect to the Universal Shares.

    This will instruct you to tender the number of Universal Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Proxy Statement/ Prospectus and the related Letter of Transmittal.

Dated:_____________

                   NUMBER OF UNIVERSAL SHARES TO BE TENDERED:
                          __________ UNIVERSAL SHARES*

Signature(s):  _________________________________________________________________

(Print Name(s)):  ______________________________________________________________

(Print Address(es)):  __________________________________________________________
________________________________________________________________________________

(Area code and telephone number(s)):  __________________________________________

(Taxpayer Identification or
Social Security Number(s)):  ___________________________________________________

------------------------

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Universal Shares held by us for your account.